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                  [LETTERHEAD OF GREEN TREE FINANCIAL CORP.]
1100 Landmark Towers - 345 St. Peter Street - Saint Paul, Minnesota 55102-1639
                      (612) 293-3400 - Fax (612) 293-5746
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                                NEWS RELEASE

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FOR IMMEDIATE RELEASE                                  CONTACT: John A. Dolphin
                                                                Vice President
                                                                (612) 293-3400



                 GREEN TREE FINANCIAL ANNOUNCES RESIGNATION
                         OF CHIEF OPERATING OFFICER

        SAINT PAUL, MINN., December 11, 1997 -- Green Tree Financial Corporation (NYSE: GNT) announced today the resignation of Robert D. Potts, president and chief operating officer. Mr. Potts, who joined Green Tree in 1993 and has been a director since 1994, intends to pursue other business interests.

        Green Tree's chairman and chief executive officer, Lawrence M. Coss, has assumed the operating responsibilities previously assigned to Mr. Potts. The company's divisional presidents will now report directly to Mr. Coss. "We would like to acknowledge the numerous contributions that Bob Potts has made to Green Tree during his tenure with the company," said Mr. Coss. "We wish him well in his future endeavors."

        Green Tree Financial Corporation is a leading diversified services company with nationwide operations serving customers in the consumer finance, commercial finance and insurance markets. With managed finance receivables of $26 billion, Green Tree is one of the largest multi-line finance companies in the United States. Founded in 1975, Green Tree has approximately 5,000 employees at 200 company locations that work with nearly 20,000 retail dealers across the country as well as directly with consumers.

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